The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-289652

SUBJECT TO COMPLETION, DATED NOVEMBER 12, 2026

Preliminary Prospectus Supplement

(To Prospectus dated August 15, 2025)

$2,000,000,000

Common Stock

We are offering $2,000,000,000 of shares of our common stock, par value $0.01 per share.

Our common stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “KDP.” The last reported sale price of our common stock on Nasdaq on November 11, 2026 was $38.25 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and the risk factors described in the documents that we file with the Securities and Exchange Commission (the “SEC”) that are incorporated herein by reference for a discussion of certain risks you should consider before deciding to invest in our common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price(1)	$	$
Underwriting discount(1)(2)	$	$
Proceeds, before expenses, to us	$	$

(1)	Assumes no exercise of the underwriters’ option to purchase additional shares of common stock described below.
(2)	See “Underwriting (Conflicts of Interest)” for additional information regarding underwriting compensation.

We have granted the underwriters an option to purchase up to $300,000,000 of additional shares of our common stock from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement.

The underwriters expect to deliver the shares of common stock against payment through the book-entry facilities of The Depository Trust Company on or about    , 2026.

Joint Book-Running Managers

(in alphabetical order)

Goldman Sachs & Co. LLC	Morgan Stanley

Prospectus Supplement dated    , 2026

Prospectus Supplement

Prospectus

As used in this prospectus supplement, unless otherwise indicated or the context otherwise requires, references in this prospectus supplement to:

•

“Beverage Co.” and “Global Coffee Co.” refer to the two independent, publicly traded companies expected to result from the Separation, which will hold our beverage business and our coffee business, respectively;

•

the “Delayed Draw Term Loan Agreement” refers to the term loan agreement, dated as of December 18, 2025, among KDP, as borrower, the lenders party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent, as amended;

•

“JDE Peet’s” refers to JDEP Coffee B.V., a private limited liability company (besloten vennootschap) under Dutch law and successor to JDE Peet’s N.V. from May 1, 2026. Prior to May 1, 2026, “JDE Peet’s” refers to JDE Peet’s N.V., with legal seat (statutaire zetel) in Amsterdam, the Netherlands,

S-i

registered with the Dutch Chamber of Commerce under number 73160377, and the “JDE Peet’s Acquisition” refers to our acquisition of all of the ordinary shares of JDE Peet’s;

•

“KDP,” “Company,” “we,” “us” or “our” refer to Keurig Dr Pepper Inc., a Delaware corporation, and its consolidated subsidiaries, except that, in “The Offering,” and “Description of Capital Stock,” such terms refer only to Keurig Dr Pepper Inc. and not to any of its subsidiaries;

•

the “Separation” refers to our intended separation of our beverage and coffee portfolios into two independent, publicly traded companies via a spin-off of our coffee business, which is intended to be tax-free to our common stockholders for U.S. federal income tax purposes; and

•	the “Series A Preferred Stock” refers to our Series A Convertible Perpetual Preferred Stock, par value $0.01 per share.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of shares of common stock and certain other matters relating to us and our financial condition. The second part, the accompanying prospectus, dated August 15, 2025, gives more general information about the securities that we may offer from time to time, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using the SEC’s shelf registration rules. You should read this prospectus supplement and the accompanying prospectus, together with additional information incorporated by reference herein and therein as described under the headings “Incorporation of Certain Information by Reference” in this prospectus supplement and the accompanying prospectus. Unless we specifically state otherwise, the information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional shares of our common stock in this offering.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. If the information conflicts with any statement in a document that we have incorporated by reference, then you should consider only the statement in the more recent document. The information contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither we nor the underwriters have authorized anyone to provide you with different or additional information from that contained or incorporated by reference into this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement may be used only for the purpose for which it has been prepared. We and the underwriters are offering to sell our common stock, and seeking offers to buy our common stock, only in jurisdictions where offers and sales are permitted. Neither this prospectus supplement nor the accompanying prospectus nor any free writing prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of our securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

S-iii

TRADEMARKS AND TRADE NAMES

The trademarks, trade names and service marks of KDP and its subsidiaries appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are the property of KDP or its subsidiaries or, as applicable, licensed to KDP or its subsidiaries. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein also contain additional trade names, trademarks and service marks belonging to other companies. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, an endorsement or sponsorship of us by these other parties.

S-iv

NON-GAAP FINANCIAL MEASURES

In this prospectus supplement, we present pro forma adjusted EBITDA and pro forma management leverage ratio, each of which is a non-GAAP financial measure. Management believes that these pro forma non-GAAP financial measures provide useful information about our pro forma operating results. These pro forma non-GAAP financial measures are not an alternative to net income or any other measure calculated in accordance with U.S. generally accepted accounting principles (“GAAP”) and should be considered in addition to, and not as a substitute for or superior to, such GAAP measures. Using only the pro forma non-GAAP financial measures to analyze our performance would have material limitations because their calculation is based on our subjective determination regarding the nature and classification of events and circumstances that investors may find significant, and the method we use to calculate these measures may differ from the methods used by other companies.

Pro forma net income represents our net income, as adjusted to include the historical net income of JDE Peet’s for periods prior to the JDE Peet’s Acquisition and transaction accounting adjustments that give effect to the JDE Peet’s Acquisition and the related financing transactions as if they had occurred on January 1, 2025. Pro forma EBITDA is defined as pro forma net income as adjusted for interest expense, net; provision for income taxes; depreciation expense; amortization of intangibles; and other amortization. Pro forma adjusted EBITDA is defined as pro forma EBITDA, as adjusted for items affecting comparability, which are certain items that are excluded for comparison to prior year periods and are identified in the reconciliation below. Management believes that pro forma adjusted EBITDA is useful for investors in evaluating our operating results and understanding our operating trends by adjusting certain items that can vary significantly depending on specific underlying transactions or events, thereby affecting comparability.

Pro forma management leverage ratio is defined as our total principal amount of indebtedness, including commercial paper, less cash and cash equivalents, divided by pro forma adjusted EBITDA for the last twelve months. Management believes that pro forma management leverage ratio is useful for investors in evaluating our liquidity and assessing our ability to meet our financial obligations and our leverage.

The following table reconciles net income, the most directly comparable financial measure calculated in accordance with GAAP, to pro forma adjusted EBITDA for each of the three months ended December 31, 2025, March 31, 2026, June 30, 2026 and September 30, 2026 and for the twelve months ended September 30, 2026:

(in millions)	Fourth Quarter of 2025	First Quarter of 2026	Second Quarter of 2026	Third Quarter of 2026	Twelve Months Ended September 30, 2026
Net income	$353	$270	$210	$952	$1,785
Historical JDE Peet’s net income prior to the JDE Peet’s Acquisition(1)	174	132	—	—	306
Transaction accounting adjustments(2)	(172)	(123)	—	—	(295)

Pro forma net income	355	279	210	952	1,796
Interest expense, net	238	281	336	474	1,329
Historical JDE Peet’s interest expense, net prior to the JDE Peet’s Acquisition(1)	31	32	—	—	63
Transaction accounting adjustments(2)	114	103	—	—	217

Pro forma interest expense, net	383	416	336	474	1,609
Provision for income taxes	104	87	95	260	546
Historical JDE Peet’s provision for income taxes prior to the JDE Peet’s Acquisition(1)	15	(115)	—	—	(100)
Transaction accounting adjustments(2)	(71)	(46)	—	—	(117)

Pro forma provision for income taxes	48	(74)	95	260	329
Depreciation expense	119	114	208	205	646
Historical JDE Peet’s depreciation expense prior to the JDE Peet’s Acquisition(1)	60	55	—	—	115
Transaction accounting adjustments(2)	(4)	(2)	—	—	(6)

S-v

(in millions)	Fourth Quarter of 2025	First Quarter of 2026	Second Quarter of 2026	Third Quarter of 2026	Twelve Months Ended September 30, 2026
Pro forma depreciation expense	175	167	208	205	755
Other amortization	43	34	48	43	168
Historical JDE Peet’s other amortization prior to the JDE Peet’s Acquisition(1)	—	—	—	—	—
Transaction accounting adjustments(2)	—	—	—	—	—

Pro forma other amortization	43	34	48	43	168
Amortization of intangibles	37	37	124	125	323
Historical JDE Peet’s amortization of intangibles prior to the JDE Peet’s Acquisition(1)	32	32	—	—	64
Transaction accounting adjustments(2)	54	55	—	—	109

Pro forma amortization of intangibles	123	124	124	125	496

Pro forma EBITDA	1,127	946	1,021	2,059	5,153
Items affecting comparability:(3)
Productivity	56	13	10	6	85
Mark-to-market	26	(109)	39	(56)	(100)
Stock compensation	8	9	4	2	23
Non-routine legal matters	4	4	2	6	16
Restructuring – 2023 CEO Succession and Associated Realignment	1	1	—	—	2
Restructuring – Network Optimization	15	23	7	2	47
Impairment of intangible assets	79	—	—	—	79
Chobani transactions	—	—	—	(330)	(330)
Acquisition, integration and financing costs – JDE Peet’s Acquisition and spin of Global Coffee Co.	188	220	323	124	855
Change in mandatory redemption liability for GHOST	154	24	22	24	224
Integration of acquisitions, excluding JDE Peet’s	5	2	2	1	10
Inventory step-up	—	—	314	47	361
Transaction costs, excluding JDE Peet’s	8	—	—	1	9
Legacy JDE Peet’s transformation activities and corporate actions	112	57	19	19	207
Legacy JDE Peet’s ERP system implementation and upgrade expenses	8	10	10	9	37
Legacy JDE Peet’s total return equity swaps	(15)	—	—	—	(15)
Legacy JDE Peet’s prior acquisition impacts	—	151	—	—	151
Legacy JDE Peet’s losses and costs associated with divestitures	2	5	1	—	8

Pro forma adjusted EBITDA	$1,778	$1,356	$1,774	$1,914	$6,822

(1)

Represents the historical results of JDE Peet’s for the three months ended December 31, 2025 and March 31, 2026, prior to the completion of the JDE Peet’s Acquisition on April 1, 2026, converted from IFRS Accounting Standards to GAAP, reclassified to conform to our presentation and translated into U.S. dollars. The results of JDE Peet’s are included in our historical results for the three months ended June 30, 2026 and September 30, 2026.

(2)

Reflects transaction accounting adjustments for the three months ended December 31, 2025 and March 31, 2026 to give effect to the JDE Peet’s Acquisition and the related financing transactions as if they had occurred on January 1, 2025. No transaction accounting adjustments are presented for the three months ended June 30, 2026 and September 30, 2026, as the effects of the JDE Peet’s Acquisition and the related financing transactions are reflected in our historical results for those periods.

S-vi

(3)

Items affecting comparability are defined as certain items that are excluded for comparison to prior year periods, adjusted for the tax impact as applicable. Tax impact is determined based upon an approximate rate for each item. For each period, management adjusts for (i) the unrealized mark-to-market impact of derivative instruments not designated as hedges in accordance with U.S. GAAP that do not have an offsetting risk reflected within the financial results; (ii) the amortization associated with definite-lived intangible assets; (iii) the amortization of the deferred financing costs associated with the DPS Merger and JDE Peet’s Acquisition; (iv) the amortization of the fair value adjustment of the senior unsecured notes obtained as a result of the DPS Merger and JDE Peet’s Acquisition; (v) stock compensation expense and the associated windfall tax benefit attributable to the matching awards made to employees who made an initial investment in KDP or JDE Peet’s prior to the Acquisition; (vi) transaction costs for significant business combinations (completed or abandoned), excluding costs related to the JDE Peet’s Acquisition; (vii) non-cash changes in deferred tax liabilities related to goodwill and intangible assets as a result of tax rate or apportionment changes; and (viii) other certain items that are excluded for comparison purposes to prior year periods. For the twelve months ended September 30, 2026, the other certain items excluded for comparison purposes include (i) productivity expenses; (ii) costs related to significant non-routine legal matters, including the antitrust litigation; (iii) restructuring expenses associated with the Network Optimization program; (iv) restructuring adjustments associated with the 2023 CEO Succession and Associated Realignment; (v) impairment of intangible assets; (vi) legacy JDE Peet’s transformation activities and corporate actions; (vii) legacy JDE Peet’s ERP system implementation and upgrade expenses; (viii) activity related to JDE Peet’s total return equity swaps, which were not representative of the Company’s go-forward activities; (ix) the impact of the step-up of acquired inventory associated with acquisitions; (x) integration expenses associated with the GHOST and Dyla acquisitions; (xi) the change in our mandatory redemption liability for GHOST; (xii) the impacts of various transactions with Chobani; (xiii) acquisition, integration, and financing costs associated with the anticipated acquisition of JDE Peet’s and subsequent spin of Global Coffee Co.; (xiv) legacy JDE Peet’s impacts from prior acquisitions; and (xv) legacy JDE Peet’s losses and costs associated with divestitures.

The following table presents the calculation of our pro forma management leverage ratio as of September 30, 2026, on an actual basis and on an as adjusted basis to give effect to this offering (assuming no exercise of the underwriters’ option to purchase additional shares) and the application of the net proceeds therefrom, together with cash on hand, as described under “Use of Proceeds.”

	As of September 30, 2026
(in millions, except ratios)	Actual	As Adjusted
Principal amounts of:
Commercial paper notes	$1,242	$1,242	(1)
Senior unsecured notes	24,805	24,805	(1)
Delayed draw term loan	3,188	3,188	(1)

Total principal amounts	29,235	27,235	(1)
Less: Cash and cash equivalents	1,290	1,290	(1)

Total principal amounts less cash and cash equivalents	$27,945	$25,945	(1)
Pro forma adjusted EBITDA (twelve months ended September 30, 2026)	$6,822	$6,822

Pro forma management leverage ratio	4.1x	3.8x

(1)

Reflects the repayment or repurchase of approximately $2.0 billion aggregate principal amount of our outstanding indebtedness, which may include borrowings under the Delayed Draw Term Loan Agreement, commercial paper notes and senior unsecured notes, with the net proceeds from this offering, together with cash on hand, as described under “Use of Proceeds.” We have not yet determined the specific allocation of such amount among these types of indebtedness.

S-vii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus we have authorized contain or may contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, in particular, statements about the impact of future events, future financial performance, plans, strategies, business combinations, expectations, prospects, competitive environment, regulation, labor matters, supply chain issues, tariffs or trade wars and related uncertainty, inflation and availability of raw materials. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as “outlook,” “guidance,” “anticipate,” “enable,” “expect,” “believe,” “could,” “confident,” “estimate,” “feel,” “continue,” “ongoing,” “forecast,” “intend,” “may,” “on track,” “plan,” “positioned,” “potential,” “project,” “should,” “target,” “will,” “would” and similar words, phrases or expressions and variations or negatives of these words in this prospectus supplement. We have based these forward-looking statements on our current views with respect to future events and financial performance, this offering, including the anticipated use of proceeds therefrom, our deleveraging plans, including our expected leverage ratios and our targeted leverage ratios at the time of the Separation, the expected investment grade ratings profiles of Beverage Co. and Global Coffee Co. and the Separation, including its expected timing, structure and anticipated benefits. Our actual financial performance could differ materially from those projected in the forward-looking statements due to a variety of factors, including the inherent uncertainty of estimates, forecasts and projections; global economic uncertainty or economic downturns; tariffs or the imposition of new tariffs, trade wars, barriers or restrictions, sanctions, geopolitical disturbances and conflicts, or threats of such actions and related uncertainty; risks related to the completion of the Separation in the anticipated timeframe, or at all; our incurrence of significant debt or our entry into other funding alternatives, in each case, in connection with the JDE Peet’s Acquisition, which may result in dilution to our stockholders or introduce complexity to our capital structure; additional risks associated with the JDE Peet’s Acquisition and those geographies, countries and associated governments where JDE Peet’s currently operates; our ability to successfully integrate JDE Peet’s into our business, or that such integration may be more difficult, time-consuming or costly than expected; constraints on management’s attention to operating and growing our business during the execution of the integration of JDE Peet’s and the Separation; the potential downgrade of our credit ratings as a result of debt incurred and/or assumed in connection with the JDE Peet’s Acquisition and the Separation; the possibility of negative impacts on business relationships in connection with the JDE Peet’s Acquisition and the Separation; the risk that the Separation incurs significant additional costs; the risk of potential litigation and regulatory actions; negative effects of the JDE Peet’s Acquisition and pendency of the Separation on our share price; the ability to achieve the anticipated strategic and financial benefits from the Separation; the possible impact of the Series A Preferred Stock on us and the holders of our common stock, including market price volatility, dilution from the conversion of such preferred stock or the impact of dividend payments on such preferred stock; and the risk that our financial performance may be better or worse than anticipated. Given these uncertainties, you should not put undue reliance on any forward-looking statements.

Forward-looking statements represent our estimates and assumptions only as of the date that they were made. We do not undertake any duty to update the forward-looking statements, and the estimates and assumptions associated with them, except to the extent required by applicable securities laws. All forward-looking statements in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein or any free writing prospectus we have authorized are qualified in their entirety by reference to the factors discussed in this prospectus supplement under “Risk Factors,” under Item 1A “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2025 (our “2025 Annual Report”), our subsequent Quarterly Reports on Form 10-Q and our other filings with the SEC. These risk factors may not be exhaustive as we operate in a continually changing business environment with new risks emerging from time to time that we are unable to predict or that we currently do not expect to have a material adverse effect on our business. You should carefully read those reports in their entirety as they contain important information about our business and the risks we face. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” herein.

S-viii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about KDP and this offering. In deciding whether to invest in our securities, we encourage you to read this entire prospectus supplement, including the “Risk Factors” section, the accompanying prospectus, any free writing prospectus we have authorized and the documents that we have filed with the SEC that are incorporated by reference herein or therein prior to deciding whether to invest in our common stock.

Keurig Dr Pepper Inc.

Keurig Dr Pepper Inc. is a leading beverage company with more than 150 owned, licensed, and partner brands that meet a wide range of needs and occasions. Our North American refreshment beverage business holds leadership positions across carbonated soft drinks, water, juice, and mixers, with a portfolio of iconic brands, such as Dr Pepper, Canada Dry, Mott’s, A&W, Peñafiel, GHOST, 7UP, Snapple, Clamato, and Core Hydration. KDP’s beverage brands are some of the most recognized beverage brands in North America, with significant consumer awareness levels and long histories that evoke strong emotional connections with consumers. Our global coffee business spans more than 100 markets and includes the leading Keurig single-serve brewing system in the U.S. and Canada, along with powerhouse brands such as Peet’s, L’OR, and Jacobs, and other regional coffee leaders.

KDP was created on July 9, 2018, through the combination of the business operations of Keurig Green Mountain, Inc., a leading producer of innovative single-serve brewing systems and specialty coffee in the U.S. and Canada, and Dr Pepper Snapple Group, Inc., a company built over time through a series of strategic acquisitions that brought together iconic beverage brands in North America. Today, we trade on Nasdaq under the symbol “KDP.”

On April 1, 2026, we acquired substantially all of the issued and outstanding ordinary shares of JDE Peet’s N.V. (now JDEP Coffee B.V.), a global coffee and tea company serving more than 100 markets, with a portfolio of leading brands including Jacobs, L’OR, and Peet’s, alongside a collection of local icons, and we acquired the remaining outstanding shares in October 2026.

On August 25, 2025, we announced our intention to separate our beverage and coffee portfolios into two independent, publicly traded companies, Beverage Co. and Global Coffee Co., via a spin-off of our coffee business, which is intended to be tax-free to our common stockholders for U.S. federal income tax purposes. The anticipated Separation is expected to occur in early 2027, subject to market and other conditions. Our preparations for the Separation are well advanced, and we continue to execute against our Separation timeline. We cannot assure you that the Separation will be completed on the anticipated timeline, if at all, or that the terms of the Separation will not change.

Consistent with our stated capital allocation strategy, we intend to use the proceeds from this offering to accelerate deleveraging to optimize our balance sheet ahead of the Separation into two independent, publicly traded companies, Beverage Co. and Global Coffee Co., which is targeted to occur in early 2027. This deleveraging is expected to strengthen the investment grade ratings profile of both Beverage Co. and Global Coffee Co. and provide each company with additional financial capacity to invest and execute on their respective strategic priorities. We intend to use the proceeds from this offering to repay or repurchase approximately $2.0 billion aggregate principal amount of our outstanding indebtedness, which may include borrowings under our Delayed Draw Term Loan Agreement, commercial paper notes and senior unsecured notes. See “Use of Proceeds.”

As of September 30, 2026, our pro forma management leverage ratio was approximately 4.1x. After giving further effect to this offering and the application of the net proceeds therefrom, together with cash on hand, as described under “Use of Proceeds,” our pro forma management leverage ratio as of September 30, 2026 would have been approximately 3.8x, which we expect will allow the leverage of each of Beverage Co. and Global Coffee Co. at the time of the Separation to be lower within the target net leverage ranges we previously announced. Pro forma management leverage ratio is a non-GAAP financial measure. See “Non-GAAP Financial Measures” for the definition of pro forma management leverage ratio and a reconciliation of pro forma adjusted EBITDA, a component of pro forma management leverage ratio, to net income, the most directly comparable financial measure calculated in accordance with GAAP.

* * *

Corporate Information

We are a Delaware corporation with our principal executive offices located at 6425 Hall of Fame Lane, Frisco, Texas 75034. Our telephone number at such address is (800) 527-7096, and our website is www.keurigdrpepper.com. Information contained on, or accessible through, our website, other than the SEC reports specifically incorporated by reference herein, is not intended to be incorporated by reference in this prospectus supplement and you should not consider that information a part of this prospectus supplement.

THE OFFERING

The summary below contains basic information about this offering. It does not contain all of the information you should consider in making your investment decision. You should read this entire prospectus supplement, the accompanying prospectus and the information included or incorporated by reference herein and therein before making an investment decision. As used in this section, the terms “us,” “we” and “our” refer to Keurig Dr Pepper Inc. and not to any of its subsidiaries.

Issuer	Keurig Dr Pepper Inc., a Delaware corporation.

Common stock offered by us in this offering	$2,000,000,000 of shares of common stock.

Option to purchase additional shares	We have granted the underwriters an option to purchase up to $300,000,000 of additional shares of our common stock from us, exercisable within 30 days from the date of this prospectus supplement.

Common stock to be outstanding immediately after this offering	shares (or shares if the underwriters exercise in full their option to purchase additional shares).

Use of proceeds	The net proceeds to us from this offering are expected to be approximately $ (or approximately $ if the underwriters exercise in full their option to purchase additional shares) after deducting the underwriting discount (without deducting other offering fees and expenses). We intend to use the net proceeds from this offering, together with cash on hand, to repay or repurchase approximately $2.0 billion aggregate principal amount of our outstanding indebtedness, which may include borrowings under our Delayed Draw Term Loan Agreement, commercial paper notes and senior unsecured notes and to pay related fees and expenses. See “Use of Proceeds” and “Underwriting (Conflicts of Interest).”

Voting rights	Each holder of our common stock will be entitled to one vote per share on all matters on which our stockholders generally are entitled to vote. See “Description of Capital Stock” in this prospectus supplement and in the accompanying prospectus.

Material U.S. federal tax considerations	For a discussion of certain U.S. federal tax considerations relating to the ownership and disposition of our common stock by non-U.S. holders, see “Material U.S. Federal Tax Considerations for Non-U.S. Holders of Our Common Stock.”

Lock-up agreements	We and our executive officers and directors have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any shares of our common stock or securities convertible into or exchangeable for shares of our common stock for 60 days after the date of this prospectus supplement without the prior written consent of the representatives. See “Underwriting (Conflicts of Interest).”

Listing	Our common stock is listed on Nasdaq.

Ticker symbol	“KDP.”

Transfer agent and registrar	Computershare Trust Company, N.A.

Risk factors	Investing in our common stock involves significant risks. You should carefully consider all of the information contained, or incorporated by reference, in this prospectus supplement prior to investing in shares of our common stock. In particular, we urge you to carefully consider the information contained in the “Risk Factors” section beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference herein.

Conflicts of Interest	Affiliates of certain underwriters may receive at least 5% of the net proceeds of this offering as a result of repayment of our Delayed Draw Term Loan or our other indebtedness. See “Use of Proceeds.” Accordingly, this offering is being made in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Because our common stock has a bona fide public market as defined under Rule 5121, the appointment of a qualified independent underwriter is not necessary.

The number of shares of our common stock to be outstanding immediately after this offering is based on 1,360,948,350 shares of our common stock outstanding as of November 5, 2026, and excludes:

•	120,805,369 shares of our common stock issuable upon conversion of the outstanding Series A Preferred Stock as of November 5, 2026;

•	15,338,304 shares of our common stock issuable upon the exercise or settlement of equity awards outstanding as of September 30, 2026 under our equity incentive plans; and

•	approximately 44,379,151 shares of our common stock reserved for future issuance under our equity incentive plans.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional shares.

RISK FACTORS

Investing in our common stock involves a significant degree of risk and uncertainty. Before investing in our common stock, you should carefully consider the risks and uncertainties described below, in our 2025 Annual Report and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026, June 30, 2026 and September 30, 2026, in addition to the other information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus as well as any free writing prospectus. Any of such risks, as well as risks that we do not know or currently deem immaterial, could have a material adverse effect on our business, financial condition or results of operations. As a result, the trading price of our common stock could decline, and you could lose some or all of your investment. See “Incorporation of Certain Information by Reference” in this prospectus supplement.

Risks Related to Our Common Stock and this Offering

Our stock price has fluctuated in the past and may fluctuate in the future. Accordingly, you may not be able to resell the shares of common stock purchased in this offering at or above the price at which you purchased them.

The trading price of our common stock has fluctuated in the past. The trading price of our common stock could fluctuate significantly in the future and could be negatively affected in response to various factors including:

•	conditions in the broader stock market in general;

•	market perception of our current and projected financial condition, potential growth, future earnings and future cash dividends;

•	announcements we make regarding dividends;

•	actual or anticipated fluctuations in our quarterly financial and operating results;

•	additional offerings of our common stock or equity-linked securities;

•	actions by rating agencies;

•	short sales of our common stock;

•	any decision to pursue a distribution or disposition of a meaningful portion of our assets;

•	issuance of new or changed securities analysts’ reports or recommendations;

•	market perception or media coverage of us, other similar companies or the outlook of the markets and industries in which we compete;

•	major reductions in trading volumes on the exchanges on which our common stock trades;

•	legislative or regulatory developments; and

•	litigation and governmental investigations.

These and other factors may cause the market price and demand for our common stock to fluctuate substantially, which may negatively affect the price or liquidity of our common stock.

Future sales of substantial amounts of our common stock in the public markets, or the perception that such sales might occur, could cause the market price of our common stock to decline significantly, even if our business is doing well.

Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock.

Additional shares of our common stock may become eligible for sale in the public market upon conversion of the Series A Preferred Stock and upon the expiration of the lock-up agreements entered into in connection with this offering. We have granted the holders of the Series A Preferred Stock customary registration rights, and any shares of our common stock sold pursuant to those registration rights will be freely tradable. In the event such registration rights are exercised and a large number of shares of our common stock is sold, such sales could reduce the trading price of our common stock. These sales also could impede our ability to raise future capital.

We have also registered on Form S-8 the shares of our common stock issuable under our equity incentive plans, which may be freely sold in the public market upon issuance.

Our common stock ranks junior to the Series A Preferred Stock with respect to dividends and amounts payable in the event of our liquidation, winding-up or dissolution.

Our common stock ranks junior to the Series A Preferred Stock with respect to the payment of dividends and amounts payable in the event of our liquidation, winding-up or dissolution. This means that, unless all deferred dividends on the Series A Preferred Stock that are required to be paid in cash have been paid in full, no dividends may be declared or paid on our common stock and we will not be permitted to repurchase any of our common stock, in each case, subject to limited exceptions. Likewise, in the event of our voluntary or involuntary liquidation, winding-up or dissolution, no distribution of our assets may be made to holders of our common stock until we have paid to holders of the Series A Preferred Stock the full preferential amounts to which they are entitled.

The conversion of the Series A Preferred Stock will dilute the ownership interest of existing holders of our common stock, and the number of shares issuable may increase as a result of adjustments, including in connection with the Separation.

The Series A Preferred Stock, plus the value of any unpaid dividends, is convertible into shares of our common stock at an initial conversion price of $37.25, subject to anti-dilution adjustments and an adjustment if we complete the Separation. Holders may currently convert up to 50% of the Series A Preferred Stock and may convert the remainder following the earliest of the closing of the Separation, the 18-month anniversary of issuance and certain other events, and after March 30, 2029, we may require conversion if certain stock price conditions are met.

Any such conversion will dilute the ownership interests of existing holders of our common stock, and adjustments to the conversion terms of the Series A Preferred Stock may increase the number of shares of our common stock issuable. Sales in the public market of common stock issued upon conversion, or the anticipation of such sales, could adversely affect the market price of our common stock.

Our common stock ranks junior to all of our consolidated liabilities.

In the event of a bankruptcy, liquidation, dissolution or winding up, our assets will be available to pay obligations on the common stock only after all of our consolidated liabilities have been paid, and there may not be sufficient assets remaining, after paying our and our subsidiaries’ liabilities, to pay any amounts with respect to the common stock then outstanding. We have a significant amount of debt, which, as of September 30, 2026, amounted to an aggregate principal amount of approximately $29.2 billion (including commercial paper borrowings and borrowings under our Delayed Draw Term Loan Agreement), with $4.3 billion of availability under our revolving credit facility.

Future issuances and sales of additional shares of preferred stock or common stock could reduce the market price of our shares of common stock.

Under our certificate of incorporation, we are authorized to issue up to 2,000,000,000 shares of our common stock and 15,000,000 shares of preferred stock, par value $0.01 per share, of which 4,500,000 shares have been designated as Series A Preferred Stock.

In the future we may issue additional securities to raise capital, including to reduce our indebtedness, or in connection with acquisitions. We may acquire interests in other companies by using a combination of cash and our common stock or just our common stock. Further, shares of preferred stock may be issued from time to time in one or more series as our board of directors may from time to time determine, each such series to be distinctively designated.

Any such issuances and sales of our preferred stock or common stock could have the effect of depressing the market price for our common stock, and the issuance of any such preferred stock could materially adversely affect the rights of holders of our common stock. Any of these events may dilute your ownership interest in our Company and have an adverse impact on the price of our common stock. We cannot predict the size of future issuances of our common stock or other securities or the effect, if any, that future sales and issuances of our common stock and other securities would have on the market price of our common stock.

Certain rights of the holders of the Series A Preferred Stock could delay or prevent an otherwise beneficial takeover of us.

Certain rights of the holders of the Series A Preferred Stock could make it more difficult or more expensive for a third party to acquire us. Upon certain fundamental changes, the Series A Preferred Stock may be redeemable at the option of its holders, in cash, at the price set forth in the Series A Certificate of Designations. The holders of the Series A Preferred Stock also vote together with the holders of our common stock on an as-converted basis, which concentrates a meaningful block of voting power in the Preferred Investors, and certain of the Preferred Investors have preemptive rights under the Investment Agreement. The cost to an acquirer of these obligations, together with the redemption right of the Series A Preferred Stock, could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management, including in a transaction that holders of our common stock may view as favorable.

Our corporate documents and provisions of Delaware law may prevent a change in control or management that stockholders may consider desirable.

Section 203 of the Delaware General Corporation Law and our certificate of incorporation and by-laws contain provisions that might enable our management to resist a takeover of our Company. These provisions could have the effect of delaying, deferring or preventing a change in control over us or a change in our management that stockholders may consider favorable or beneficial. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors and take other corporate actions. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering of common stock, after deducting the underwriting discount (without deducting other offering fees and expenses), will be approximately $    million (or approximately $    million if the underwriters exercise in full their option to purchase additional shares of our common stock).

We intend to use the net proceeds from this offering, together with cash on hand, to repay or repurchase approximately $2.0 billion aggregate principal amount of our outstanding indebtedness, which may include borrowings under our Delayed Draw Term Loan Agreement, commercial paper notes and senior unsecured notes and to pay related fees and expenses. To the extent the underwriters exercise their option to purchase additional shares, we intend to use any additional net proceeds to further repay or repurchase outstanding debt. Borrowings under the Delayed Draw Term Loan Agreement, which we incurred to fund a portion of the JDE Peet’s Acquisition, had a weighted average interest rate of approximately 3.58% for the third quarter of 2026 and mature between March 29, 2027 and June 30, 2027. As of September 30, 2026, we had approximately $1.2 billion of commercial paper outstanding, with maturities of up to 60 days. During the third quarter of 2026, our commercial paper borrowings had a weighted average borrowing rate of approximately 4.39%. We use the proceeds of our commercial paper borrowings for general corporate purposes, including working capital. Our senior unsecured notes bear interest at fixed rates ranging from 0.500% to 6.625% per annum or at floating rates, and mature between November 15, 2026 and March 26, 2056.

Affiliates of certain of the underwriters are lenders under the Delayed Draw Term Loan Agreement, and may hold our commercial paper or senior unsecured notes and may, accordingly, receive a portion of the proceeds of this offering. See “Underwriting (Conflicts of Interest).”

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our consolidated capitalization as of September 30, 2026:

•	on an actual basis;

•

on an as adjusted basis to give effect to the consummation of this offering (assuming no exercise of the underwriters’ option to purchase additional shares) and the application of the net proceeds therefrom, together with cash on hand, as described under “Use of Proceeds.”

You should read this table in conjunction with “Use of Proceeds” in this prospectus supplement and with the consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2025 Annual Report and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, which are incorporated by reference herein.

	As of September 30, 2026
(in millions)	Actual	As Adjusted
Cash and cash equivalents(1)	$1,290	$
Debt:
Revolving credit facility(2)	$—		$—
Commercial paper notes	1,242		1,242	(4)
Delayed draw term loan	3,188		3,188	(4)
Senior unsecured notes(3)	24,805		24,805	(4)

Total debt	29,235		27,235	(4)
Convertible preferred stock, $0.01 par value, 4,500,000 shares authorized, issued and outstanding, actual and as adjusted	4,418		4,418
Equity:
Preferred stock, $0.01 par value, 10,500,000 shares authorized; no shares issued and outstanding, actual and as adjusted	—		—
Common stock, $0.01 par value, 2,000,000,000 shares authorized; 1,360,940,119 shares issued and outstanding, actual, shares issued and outstanding, as adjusted	14
Additional paid-in capital	19,839
Retained earnings	5,842		5,842
Accumulated other comprehensive (loss) income	(269)		(269)

Total stockholders’ equity	25,426
Non-controlling interests	4,205		4,205

Total equity	29,631

Total capitalization	$63,284	$

(1)	As adjusted column reflects the use of cash on hand to pay the underwriting discount and other offering fees and expenses in connection with this offering.
(2)	As of September 30, 2026, we had no borrowings outstanding under our $4.3 billion revolving credit facility.
(3)	Represents the aggregate principal amount of our outstanding senior unsecured notes, including senior unsecured notes issued by certain of our subsidiaries.

(4)

Reflects the repayment or repurchase of approximately $2.0 billion aggregate principal amount of our outstanding indebtedness, which may include borrowings under the Delayed Draw Term Loan Agreement, commercial paper notes and senior unsecured notes, with the net proceeds from this offering, together with cash on hand, as described under “Use of Proceeds.” We have not yet determined the specific allocation of such amount among these types of indebtedness.

DESCRIPTION OF CAPITAL STOCK

The following summary supplements and, to the extent that it is inconsistent, replaces the description of our capital stock in the accompanying prospectus. As of November 5, 2026, 1,360,948,350 shares of our common stock were issued and outstanding, and 4,500,000 shares of Series A Preferred Stock were issued and outstanding.

Series A Convertible Perpetual Preferred Stock

On March 30, 2026, we issued and sold 4,500,000 shares of Series A Preferred Stock, for a purchase price of $1,000 per share, or an aggregate of $4.5 billion, pursuant to an investment agreement, dated as of October 27, 2025 (as amended, the “Investment Agreement”), by and among us, Pour Purchaser L.P., AP Pour Holdings, L.P. and certain other investors party thereto (collectively with any other investor that becomes party thereto, the “Preferred Investors”). The terms of the Series A Preferred Stock are set forth in the Certificate of Designations, Preferences and Rights of Series A Convertible Perpetual Preferred Stock (the “Series A Certificate of Designations”), which we filed with the Secretary of State of the State of Delaware on March 30, 2026. The following summary of certain terms of the Series A Preferred Stock is not complete and is qualified in its entirety by reference to the Series A Certificate of Designations, which is filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on April 1, 2026 and incorporated by reference herein.

Voting Rights. The holders of the Series A Preferred Stock are entitled to vote on an as-converted equivalent basis along with holders of our common stock.

Ranking; Dividends. The Series A Preferred Stock ranks senior to our common stock with respect to dividend rights and rights to distribution on liquidation. The Series A Preferred Stock has a liquidation preference of $1,000 per share. The holders of the Series A Preferred Stock are entitled to preferred dividends at a rate of 4.75% per annum, subject to increase in certain cases, and to participate in dividends paid to holders of our common stock on an as-converted basis, provided that any such dividends received on an as-converted basis will reduce, on a dollar-for-dollar basis, the next dividend that holders are entitled to receive on the Series A Preferred Stock. Dividends on the Series A Preferred Stock will be paid in cash. We may choose to defer payment of all or part of any dividends due on the Series A Preferred Stock; however, we will accrue additional dividends until paid in cash and we will not be able to declare or pay any dividends on or make repurchases of our common stock, subject to certain conditions.

Conversion. The Series A Preferred Stock, plus the value of any unpaid dividends, is convertible into shares of our common stock, at our election or, in certain specified circumstances, the election of the Preferred Investors, at an initial conversion price of $37.25 (which will be subject to anti-dilution adjustments, as well as an adjustment in the event that we complete the Separation). Holders may convert up to, in the aggregate, 50% of the Series A Preferred Stock allocated among such holders and their permitted transferees pro rata at any time, and may convert the remainder following the earliest of the closing of the Separation, the 18-month anniversary of the issuance of the Series A Preferred Stock, upon foreclosure by a lender under a bona fide loan or other financing arrangement or the 12-month anniversary of any initial public offering of the remaining beverage business if the Separation has not yet occurred. At any time after March 30, 2029, we may require the Series A Preferred Stock to be converted if the closing price per share of our common stock exceeds 150% of the conversion price then in effect for at least twenty trading days in any period of thirty consecutive trading days.

Redemption. We have the right, but not the obligation, to redeem the Series A Preferred Stock at any time on or after March 30, 2033, in cash, at the optional redemption price as defined in the Series A Certificate of Designations. The Series A Preferred Stock may also be redeemable at the option of the holders in the event of certain fundamental changes.

Preemptive Rights. Certain of the Preferred Investors have certain preemptive rights under the Investment Agreement, subject to certain exceptions. No Preferred Investor has preemptive rights with respect to this offering.

Registration Rights. In connection with the issuance of the Series A Preferred Stock, on March 30, 2026, we entered into a registration rights agreement with the Preferred Investors (the “Registration Rights Agreement”), pursuant to which the Preferred Investors have certain customary registration rights in respect of their Series A Preferred Stock, and any shares of our common stock issuable upon conversion of the Series A Preferred Stock. The foregoing description of the Registration Rights Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on April 1, 2026 and incorporated by reference herein.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

OF OUR COMMON STOCK

The following discussion is a summary of material U.S. federal income and estate tax consequences generally applicable to Non-U.S. Holders (as defined herein) of common stock that hold such shares as capital assets (generally, for investment). For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of shares of common stock that is not for U.S. federal income tax purposes any of the following:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation or other entity taxable as a corporation created in or organized under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (i) if a court within the U.S. is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership or other pass-through entity holds common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner or member and the activities of the partnership or other entity. Accordingly, partnerships or other pass-through entities that hold common stock and partners or members in these partnerships or other entities should consult their tax advisors regarding the U.S. federal income and other tax consequences of the purchase, ownership and disposition of common stock.

This summary does not address the potential application of the alternative minimum tax, the Medicare tax on net investment income or any other tax considerations applicable to a Non-U.S. Holder’s specific facts and circumstances and, except with respect to the U.S. federal estate tax consequences discussed below, does not consider any other U.S. federal tax consequences or the state, local or non-U.S. tax consequences of an investment in common stock. It also does not apply to Non-U.S. Holders subject to special tax treatment under the U.S. federal income tax laws (including, without limitation, a dealer in securities or currencies, a financial institution, an insurance company, a tax-exempt organization, a person holding common stock as part of a hedging, integrated or conversion transaction, a constructive sale, or a straddle, a trader in securities that has elected the mark-to-market method of accounting for your securities, a person who owns (or is deemed to own) 5% or more of our stock, a person that received its common stock as compensation, a controlled foreign corporation, a passive foreign investment company, or a former U.S. citizen). This summary is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations, Internal Revenue Service (“IRS”) rulings and pronouncements and judicial decisions in effect, all of which are subject to change, possibly on a retroactive basis, or differing interpretations.

The discussion included herein is only a summary. Accordingly, we urge you to consult your tax advisor with respect to your U.S. federal, state, local and non-U.S. income and other tax consequences in light of your particular situation with respect to holding and disposing of common stock.

Dividends

If we pay distributions on shares of common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits for a taxable year, as determined under U.S. federal income tax principles, the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of the shares of common stock (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognized on a subsequent disposition of the common stock), and the balance in excess of adjusted basis will be taxed as gain recognized on a sale or exchange. See discussion below under “—Dispositions.”

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act,” any dividend paid to a Non-U.S. Holder with respect to common stock will generally be subject to withholding tax at a 30% rate (or such lower rate specified by an applicable income tax treaty). Generally, a Non-U.S. Holder must certify as to its status, and to any right to reduced withholding under an applicable income tax treaty, on a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E in order to obtain the benefit of such right. If, however, the Non-U.S. Holder provides an IRS Form W-8ECI, certifying that the dividend is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base of the Non-U.S. Holder), the dividend will not be subject to withholding. Instead, such dividend is subject to U.S. federal income tax on a net basis at regular graduated rates applicable to U.S. persons generally and, for corporate Non-U.S. Holders, may also be subject to a 30% “branch profits tax” unless the Non-U.S. Holder qualifies for a lower rate under an applicable U.S. income tax treaty.

Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaty.

Dispositions

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act,” a Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax in respect of any gain on a sale, exchange or other disposition of common stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the U.S. and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the U.S.;

•	the Non-U.S. Holder is an individual who is present in the U.S. for 183 or more days in the tax year of the disposition and meets certain other conditions; or

•

we are or have been a “U.S. real property holding corporation” (“USRPHC”) under Section 897 of the Code at any time within the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, whichever period is shorter, and our common stock has ceased to be regularly traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs. We do not believe that we currently are a USRPHC, and we do not anticipate becoming a USRPHC in the future.

If you are a Non-U.S. Holder described in the first bullet above, you will be required to pay U.S. federal income tax on the net gain derived from the disposition under regular graduated rates (or such lower rate specified by an applicable income tax treaty) as if you were a U.S. person as defined by the Code, and a corporate Non-U.S. Holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate (or such lower rate specified by an applicable income tax treaty). If you are an individual Non-U.S. Holder described in the second bullet above, you will be required to pay a flat 30% U.S. federal income tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the disposition, which gain may be offset by U.S.-source capital losses for the year.

Non-U.S. Holders should consult their tax advisors regarding any applicable income tax or other treaties that may provide for different rules.

Information Reporting and Backup Withholding

A Non-U.S. Holder will generally be required to comply with certain certification procedures to establish that it is not a U.S. person in order to avoid backup withholding with respect to dividends or the proceeds of a disposition of common stock. In addition, we are required to annually report to the IRS and the Non-U.S. Holder the amount of any distributions paid to the Non-U.S. Holder, regardless of whether we actually withheld any tax.

Copies of the information returns reporting such distributions and the amount withheld, if any, may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or credit against the Non-U.S. Holder’s U.S. federal income tax liability; provided that certain required information is provided on a timely basis to the IRS.

U.S. Federal Estate Taxes

Common stock owned or treated as owned by an individual Non-U.S. Holder at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes, and may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Foreign Account Tax Compliance Act

Under the Foreign Account Tax Compliance Act (“FATCA”), withholding at a rate of 30% generally will be required on dividends in respect of, and (subject to the proposed Treasury regulations discussed below) gross proceeds from the sale of, common stock held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the U.S. and an applicable foreign country reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the U.S. and an applicable foreign country, or other guidance, may modify these requirements. Accordingly, the entity through which common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and (subject to the proposed Treasury regulations discussed below) gross proceeds from the sale of, common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial U.S. owners”; (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which we, or the applicable withholding agent, will in turn provide to the Secretary of the Treasury; or (iii) otherwise qualifies for an applicable exception. We will not pay any additional amounts to holders in respect of any amounts withheld. Holders are encouraged to consult their tax advisors regarding the possible implications of these withholding taxes on their investment in common stock.

Current provisions of the Code and Treasury regulations treat gross proceeds from the sale or other disposition of common stock as subject to FATCA withholding after December 31, 2018. However, proposed Treasury regulations eliminate FATCA withholding on gross proceeds entirely. Taxpayers generally may rely on these proposed regulations until final Treasury regulations are issued.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of shares of our common stock (including any interest in shares of our common stock) by (i) employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each of the foregoing described in clauses (i), (ii) and (iii) referred to as a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Plan.

In considering an investment in our common stock with a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan, including, without limitation, as applicable, the prudence, diversification, delegation of control, conflicts of interest and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving the Covered Plan’s assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engages in a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. For example, the acquisition and/or holding of shares of our common stock by a Covered Plan with respect to which we are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that potentially may apply to the acquisition and holding of shares of our common stock. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions; provided that neither we nor any of our affiliates (directly or indirectly) has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any Covered Plan involved in the transaction and provided further that the Covered Plan receives no less, nor pays no more, than adequate consideration in connection with the transaction. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering acquiring or holding shares of our common stock in reliance on these or any other exemption should carefully review the exemption to ensure it is applicable. There can be no assurance that any of the above-noted exemptions, or any other exemption, will apply to all otherwise prohibited transactions in connection with an investment in shares of our common stock, or that all of the conditions of the above-described exemptions, or any other exemption will be satisfied.

Because of the foregoing, shares of our common stock should not be purchased or held by any person investing the assets of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of shares of our common stock, each purchaser and subsequent transferee of shares of our common stock (including any interest in shares) will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold shares of our common stock constitutes assets of any Plan or (ii) (a) the acquisition and holding of shares of our common stock by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws, and (b) neither we nor any of our affiliates is or will be a fiduciary of the Plan with respect to the Plan’s investment in shares of our common stock pursuant to this offering for purposes of Title I of ERISA, Section 4975 of the Code or applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing shares of our common stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of shares of our common stock.

The sale of shares of our common stock to a Plan is in no respect a representation or recommendation by us that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate or advisable for Plans generally or any particular Plan. Purchasers of shares of our common stock have the exclusive responsibility for ensuring that their purchase and holding of shares of our common stock, or any interest therein, complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or any applicable Similar Laws.

UNDERWRITING (CONFLICTS OF INTEREST)

Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
Goldman Sachs & Co. LLC
Morgan Stanley & Co. LLC

Total

The underwriters are offering the shares of common stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken, other than the shares covered by the option described below unless and until that option is exercised.

Under the underwriting agreement, we have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Option to Purchase Additional Shares

We have granted the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to $300,000,000 of additional shares of common stock from us at the public offering price set forth on the cover page of this prospectus supplement, less the underwriting discount. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of the additional shares as the amount of shares set forth opposite its name in the table above bears to the total number of shares set forth in that table.

Discounts and Expenses

The shares of common stock sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. If all the shares of common stock are not sold at the public offering price, the underwriters may change the offering price and the other selling terms. The offering of the shares of common stock by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $     per share from the public offering price. The following table shows the per share and total public offering price, underwriting discount and proceeds, before expenses, to us, assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$

We estimate that the total expenses of this offering payable by us, excluding the underwriting discount, will be approximately $     .

Listing

Our common stock is listed on Nasdaq under the symbol “KDP.”

No Sales of Similar Securities

We have agreed that, without the prior written consent of the representatives, we will not, and will not publicly disclose an intention to, during the period ending 60 days after the date of this prospectus supplement (the “clear market restricted period”):

•

offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any securities that are substantially similar to our shares of common stock, including but not limited to any options or warrants to purchase shares of common stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing; or

•	enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock, or any such other securities.

whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise.

The restrictions described in the immediately preceding paragraph are subject to certain customary exceptions, including:

•	the sale of shares to the underwriters;

•	the issuance of shares of our common stock upon conversion of the Series A Preferred Stock;

•

the grant or settlement of options, restricted stock units or other equity awards to officers, directors, employees and consultants under any incentive compensation plan in effect on the date of this prospectus supplement, and the filing of any registration statement on Form S-8 in connection therewith;

•	the filing of a registration statement or prospectus supplement exclusively as a result of contractual obligations contained in the Registration Rights Agreement;

•

the issuance by KDP of shares of common stock upon the exercise or settlement (including any “net” or “cashless” exercises or settlements) of options, restricted stock units, warrants or similar securities or the conversion of a security outstanding on the date of this prospectus supplement;

•

facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of KDP pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock; provided that (i) such plan does not provide for the transfer of common stock during the clear market restricted period (as defined herein) and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by KDP regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the clear market restricted period;

•

the repurchase of any shares of common stock pursuant to existing agreements or rights providing for an option to repurchase or a right of first refusal on behalf of KDP pursuant to KDP’s repurchase rights or agreements that were in existence on the date of this prospectus supplement and described in this prospectus supplement (including the information incorporated by reference therein); or

•

the issuance by KDP of shares of common stock or securities convertible into, exchangeable for or that represent the right to receive shares of common stock in connection with (1) the acquisition by KDP or any of its subsidiaries of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by KDP in connection with such acquisition, and the issuance of any such securities pursuant to any such agreement, or (2) KDP’s joint ventures, commercial relationships and other strategic transactions, provided the aggregate number of shares of common stock that KDP may sell or issue or agree to sell or issue pursuant to this clause shall not exceed 5% of the total number of shares of capital stock outstanding immediately following the offering of the shares.

Our executive officers and directors (each, a “lock-up signatory”) have agreed that, without the prior written consent of the representatives, they will not, and will not publicly disclose an intention to, during the period ending 60 days after the date of this prospectus supplement (the “lock-up restricted period”):

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) by the lock-up signatory or any options or warrants to purchase any shares of common stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of common stock, whether now owned or hereafter acquired by the lock-up signatory;

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock; or

•	make any demand for or exercise any right with respect to the registration of any shares of common stock or security convertible into or exercisable or exchangeable for common stock.

whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise.

The restrictions described in the immediately preceding paragraph are subject to certain customary exceptions, including:

•

transactions relating to shares of common stock or other securities acquired in open market transactions after the completion of the offering of the shares; provided that no filing under Section 16(a) of the Exchange Act is required or voluntarily made in connection with subsequent sales of the common stock or other securities acquired in such open market transactions;

•

transfers or dispositions of shares of common stock or any security convertible or exercisable or exchangeable into common stock (i) as a bona fide gift or charitable contribution, or for bona fide estate planning purposes, (ii) if the lock-up signatory is a natural person, to any member of the lock-up signatory’s immediate family or to any trust for the direct or indirect benefit of the lock-up signatory or the immediate family of the lock-up signatory or if the lock-up signatory is a trust, to a trustor, a trustee or a beneficiary of the trust or to the estate of a trustor, trustee or beneficiary of such trust, (iii) upon death or by will, testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the lock-up signatory, or (iv) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under prior clauses (i) through (iii); provided that in the case of any transfer or distribution pursuant to clauses (i), (ii) and (iv), each donee or distributee shall sign and deliver a lock-up agreement substantially in the form of the lock-up agreement for the balance of the lock-up restricted period and, in the case of any transfer or distribution pursuant to clauses (ii) and (iv), no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of common stock shall be required or shall be voluntarily made during the lock-up restricted period, other than as a result of the filing of a Form 4 required by another event that is otherwise permissible under the lock-up agreement;

•

transfers of shares of common stock pursuant to a trading plan established pursuant to Rule 10b5-1 under the Exchange Act that is in existence as of the date of the lock-up agreement; provided that any filing under Section 16(a) of the Exchange Act made during the lock-up restricted period in connection with any such transfer shall indicate by footnote that such transfer was made pursuant to a trading plan adopted prior to the date of the lock-up agreement;

•

the establishment of a trading plan on behalf of the lock-up signatory pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock; provided that (i) such plan does not provide for the transfer of common stock during the lock-up restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the lock-up signatory or KDP regarding the establishment of such plan during the lock-up restricted period, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the lock-up restricted period;

•

transfers or sales to KDP in connection with the repurchase of shares of common stock (or any security convertible into or exercisable or exchangeable for common stock) granted under any existing stock incentive plan or stock purchase plan of KDP, which plan is described in this prospectus supplement (including the information incorporated by reference herein); provided that no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of such shares or other public announcement reporting shall be required or shall be voluntarily made during the lock-up restricted period;

•

the transfer of shares of common stock (or any security convertible into or exercisable or exchangeable for common stock) to KDP pursuant to any existing stock incentive plan or stock purchase plan of KDP, which plan is described in this prospectus supplement (including the information incorporated by reference herein), upon a vesting or settlement event of KDP’s restricted stock units or other securities or upon the exercise of options to purchase KDP’s securities on a “cashless” or “net exercise” basis to the extent permitted by the instruments representing such options (and any transfer to KDP necessary in respect of such amount needed for the payment of taxes, including estimated taxes and withholding tax and remittance obligations, due as a result of such vesting, settlement or exercise whether by means of a “net settlement” or otherwise) so long as such vesting, settlement, “cashless” exercise or “net exercise” is effected solely by the surrender of outstanding options (or the common stock issuable upon the exercise thereof) or shares of common stock to KDP and KDP’s cancellation of all or a portion thereof to pay the exercise price and/or withholding tax and remittance obligations in connection with the vesting, settlement or exercise of the restricted stock unit, option or other equity award; provided that the shares received upon vesting, settlement or exercise of the restricted stock unit, option or other equity award are subject to the lock-up agreement; and provided further that if the lock-up signatory is required to file a report under Section 16(a) of the Exchange Act, the lock-up signatory clearly indicates in the footnotes thereto that the filing relates to the circumstances described in this clause;

•

the transfer or disposition of the lock-up signatory’s common stock (or any security convertible into or exercisable or exchangeable for common stock) that occurs by operation of law, pursuant to the rules of descent and distribution or pursuant to a qualified domestic order or in connection with a divorce settlement; provided that each transferee shall sign and deliver a lock-up agreement substantially in the form of the lock-up agreement; and provided further that any associated filing under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause;

•

the exercise of outstanding options, the settlement of restricted stock units or other equity awards or the exercise of warrants pursuant to plans described in this prospectus supplement (including the information incorporated by reference herein); provided that any shares of common stock received upon such exercise or settlement shall be subject to the lock-up agreement;

•

transfers or sales of up to 25,000 shares of common stock in the aggregate per lock-up signatory, in one or more transactions; provided that no more than one filing under Section 16(a) of the Exchange Act reporting such transfers or sales is made during the lock-up restricted period; or

•

the transfer of shares of common stock (or any security convertible into or exercisable or exchangeable for common stock) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the capital stock of KDP involving a change of control of KDP which occurs after the consummation of this offering, is open to all holders of KDP capital stock and has been approved by the board of directors of KDP; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the common stock owned by the lock-up signatory shall remain subject to the restrictions contained in the lock-up agreement.

The representatives, in their sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

Price Stabilization and Short Positions

In order to facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option. The underwriters can close out a covered short sale by exercising the option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters may consider, among other things, the open market price of shares compared to the price available under the option. The underwriters may also sell shares in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

Electronic Distribution

A prospectus supplement in electronic format may be made available on the websites maintained by the underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to selling group members for sale to their respective online brokerage account holders. Internet distributions will be allocated by the underwriters to selling group members that may make Internet distributions on the same basis as other allocations.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and may actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve securities and/or instruments of us or our affiliates. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. In particular, Morgan Stanley Senior Funding, Inc., an affiliate of Morgan Stanley & Co. LLC, acts as administrative agent under the Delayed Draw Term Loan Agreement. In addition, certain of the underwriters or their affiliates are lenders under the Delayed Draw Term Loan Agreement, and may hold our commercial paper or senior unsecured notes, and may, accordingly, receive a portion of the proceeds of this offering. See “Use of Proceeds.”

Conflicts of Interest

Affiliates of certain underwriters may receive at least 5% of the net proceeds of this offering as a result of repayment of our Delayed Draw Term Loan or our other indebtedness. See “Use of Proceeds.” Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Because our common stock has a bona fide public market as defined under Rule 5121, the appointment of a qualified independent underwriter is not necessary. Underwriters subject to Rule 5121 will not confirm sales of shares of our common stock to any account over which they exercise discretionary authority without the specific written approval of the account holder.

Selling Restrictions

Notice to Prospective Investors in Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation; provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriters conflicts of interest in connection with this offering.

Notice to Prospective Investors in the United Kingdom

No shares of common stock have been offered or will be offered pursuant to the offering to the public in the United Kingdom, except that the shares of common stock may be offered to the public in the United Kingdom at any time:

(a)

where (i) the offer is conditional on the admission of the shares of common stock to trading on the London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(a) of Schedule 1 of the POATR); or (ii) the shares of common stock being offered are at the time of the offer already admitted to trading on the London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(b) of Schedule 1 of the POATR);

(b)	to any qualified investor as defined in paragraph 15 of Schedule 1 of the POATR;

(c)	to fewer than 150 persons (other than qualified investors as defined in paragraph 15 of Schedule 1 of the POATR), subject to obtaining the prior consent of the underwriters for any such offer; or

(d)	in any other circumstances falling within Part 1 of Schedule 1 of the POATR.

Each person who initially acquires any shares of common stock or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the underwriters and us that it is a qualified investor within the meaning of paragraph 15 of Schedule 1 of the POATR.

In the case of any shares of common stock being offered to a financial intermediary as that term is used in paragraph 4 of regulation 7 of the POATR, each financial intermediary will also be deemed to have represented, warranted and agreed that the shares of common stock acquired by it in the offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of common stock to the public, other than their offer or resale in the United Kingdom to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

We, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements. Notwithstanding the above, a person who is not a qualified investor and who has notified the underwriters of such fact in writing may, with the prior consent of the underwriters, be permitted to acquire shares of common stock in the offering.

For the purposes of this provision, the expression “an offer to the public” in relation to the shares of common stock in the United Kingdom means the communication to any person which presents sufficient information on: (a) the shares of common stock to be offered; and (b) the terms on which they are to be offered, to enable an investor to decide to buy or subscribe for any shares of common stock and the expression “POATR” means the Public Offers and Admissions to Trading Regulations 2024.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no shares of common stock have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the shares of common stock may be offered to the public in that Relevant State at any time:

(a)	to any qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than “qualified investors” as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares of common stock shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, supplement a prospectus pursuant to Article 23 of the Prospectus Regulation or publish an Annex IX document pursuant to Article 1(4) of the Prospectus Regulation and each person who initially acquires any shares of common stock or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the underwriters and us that it is a qualified investor within the meaning of Article 2 of the Prospectus Regulation.

In the case of any shares of common stock being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the shares of common stock acquired by it in the offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of common stock to the public, other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

We, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements. Notwithstanding the above, a person who is not a “qualified investor” and who has notified the underwriters of such fact in writing may, with the prior consent of the underwriters, be permitted to acquire shares of common stock in the offering.

For the purposes of this provision, the expression “an offer to the public” in relation to the shares of common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in Hong Kong

The shares of common stock may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder and in the manner as permitted under the Securities and Futures Ordinance and the Companies (Winding Up and Miscellaneous Provisions) Ordinance.

Notice to Prospective Investors in Japan

The shares of common stock have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered, sold or delivered, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock may not be circulated or distributed, nor may the shares of common stock be offered, sold or delivered, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act 2001 of Singapore, as modified from time to time (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor or (b) a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that corporation or that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA, (2) where no consideration is or will be given for the transfer, (3) where the transfer is by operation of law, (4) as specified in Section 276(7) of the SFA, or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Solely for purposes of the notification requirements under Section 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement, or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to this offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement, or other disclosure document under Chapter 6D.2 of the Corporations Act 2001 (the “Corporations Act”), and do not purport to include the information required for a prospectus, product disclosure statement, or other disclosure document under the Corporations Act.

Any offer in Australia of the shares of common stock may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act), or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of common stock without disclosure to investors under Chapter 6D of the Corporations Act.

The shares of common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise, or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation, or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives, and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Switzerland

The shares of common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the offering, us, or the shares of our common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of shares of our common stock will not be supervised by, FINMA, and the offer of shares of our common stock has not been and will not be authorized under CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares of our common stock.

Notice to Prospective Investors in Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an “Exempt Offer” in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the “DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus and the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement and the accompanying prospectus. The shares of our common stock to which this prospectus supplement and the accompanying prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of common stock offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement or the accompanying prospectus, you should consult an authorized financial advisor.

Notice to Prospective Investors in United Arab Emirates

The shares of common stock have not been, and will not be, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Center) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Center) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Center) and is not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, Financial Services Regulatory Authority, or the Dubai Financial Services Authority.

Notice to Prospective Investors in Brazil

THE OFFER AND SALE OF THE SHARES OF COMMON STOCK HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE BRAZILIAN SECURITIES COMMISSION (COMISSÃO DE VALORES MOBILIÁRIOS, OR “CVM”) AND, THEREFORE, WILL NOT BE CARRIED OUT BY ANY MEANS THAT WOULD CONSTITUTE A PUBLIC OFFERING IN BRAZIL UNDER CVM RESOLUTION NO 160, DATED 13 JULY 2022, AS AMENDED (“CVM RESOLUTION 160”) OR UNAUTHORIZED DISTRIBUTION UNDER BRAZILIAN LAWS AND REGULATIONS. THE SHARES OF COMMON STOCK WILL BE AUTHORIZED FOR TRADING ON ORGANIZED NON-BRAZILIAN SECURITIES MARKETS AND MAY ONLY BE OFFERED TO BRAZILIAN PROFESSIONAL INVESTORS (AS DEFINED BY APPLICABLE CVM REGULATION), WHO MAY ONLY ACQUIRE THE SHARES OF COMMON STOCK THROUGH A NON-BRAZILIAN ACCOUNT, WITH SETTLEMENT OUTSIDE BRAZIL IN NON-BRAZILIAN CURRENCY. THE TRADING OF THESE SECURITIES ON REGULATED SECURITIES MARKETS IN BRAZIL IS PROHIBITED.

WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act, we filed a registration statement on Form S-3 (File No. 333-289652) with the SEC relating to the securities that may be offered pursuant to the accompanying prospectus. The accompanying prospectus is a part of that registration statement, which includes additional information.

We are subject to the reporting requirements of the Exchange Act and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found free of charge on the SEC’s website at www.sec.gov. Our filings may also be found free of charge on our corporate website at investors.keurigdrpepper.com. Information on or accessible through our website does not constitute part of this prospectus supplement or the accompanying prospectus (except for SEC reports expressly incorporated by reference herein).

As permitted by SEC rules, this prospectus supplement and the accompanying prospectus do not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” into this prospectus supplement the information in other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement. Information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement. Any information so updated or superseded will not constitute a part of this prospectus supplement, except as so updated or superseded. We incorporate by reference in this prospectus supplement the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than documents and information furnished and not filed in accordance with SEC rules, unless expressly stated otherwise therein), prior to the termination of the offering under this prospectus supplement:

•	our Annual Report on Form 10-K for the year ended December 31, 2025;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026, June 30, 2026 and September 30, 2026;

•

our Current Reports on Form 8-K filed with the SEC on February 4, 2026, February  12, 2026, February  23, 2026, March  10, 2026, March  12, 2026, March  26, 2026, April 1, 2026 (as amended by the Current Report on Form 8-K/A filed with the SEC on June  11, 2026), May  20, 2026, May  22, 2026, June  18, 2026, June  23, 2026, June  25, 2026, August  12, 2026, September  1, 2026, September  16, 2026, September  28, 2026 and October 1, 2026;

•

the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 24, 2026, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2025; and

•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September  18, 2020, as updated by the description of our securities filed as Exhibit 4.30 to our Annual Report on Form 10-K for the year ended December 31, 2025, and including any amendments or reports filed for the purpose of updating such description.

We will provide, without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request copies of those documents from Keurig Dr Pepper Inc., 6425 Hall of Fame Lane, Frisco, Texas 75034, Attn: Investor Relations. You also may contact us at (888) 340-5287 or visit our Investor Relations website at https://investors.keurigdrpepper.com for copies of those documents. Our website and the information contained on, or accessible through, our website, other than the SEC reports described above, are not a part of this prospectus supplement, and you should not rely on any such information in making your decision whether to acquire our common stock.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

The consolidated financial statements of Keurig Dr Pepper Inc. as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference in this prospectus supplement from our Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of Keurig Dr Pepper Inc.’s internal control over financial reporting as of December 31, 2025, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of JDE Peet’s N.V. as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, incorporated by reference in this prospectus supplement by reference to our Current Report on Form 8-K/A filed with the SEC on June 11, 2026, have been audited by Deloitte Accountants B.V., independent auditors, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities

Warrants

We may offer from time to time common stock, preferred stock, debt securities and warrants. Certain of our subsidiaries may guarantee the debt securities offered under this prospectus. Specific terms of these securities will be provided in one or more supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. No person may use this prospectus to offer or sell our securities unless a prospectus supplement accompanies this prospectus.

Our common stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the ticker symbol “KDP.”

We may offer and sell the securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continued or delayed basis. These securities also may be resold by selling securityholders. The names of any underwriters, dealers or agents and the terms of the arrangements with such entities will be stated in the applicable prospectus supplement.

Investing in these securities involves certain risks. Please read carefully the information included and incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities, including the discussion of risks incorporated as described under “Risk Factors” on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 15, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (“SEC”).

We have not authorized anyone to give any information or to make any representations concerning the securities offered hereunder except those which are in this prospectus, any prospectus supplement that is delivered with this prospectus or any documents incorporated by reference into this prospectus. If anyone gives any other information or representation, you should not rely on it. This prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any circumstances in which the offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any offer or sale of these securities, as an indication that there has been no change in our affairs since the date of this prospectus.

Neither this prospectus nor any accompanying prospectus supplement contains all of the information included in the registration statement. We have omitted parts of the registration statement as permitted by the SEC’s rules and regulations. For further information, we refer you to the registration statement on Form S-3 we filed with the SEC on August 15, 2025, which can be read at the SEC website referenced under the heading “Where You Can Find More Information.” The registration statement also includes exhibits. Statements contained in this prospectus, any prospectus supplement or any documents that are incorporated by reference into this prospectus or a prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that any agreement or document be filed as an exhibit to the registration statement and we file the agreement or document, you should refer to that agreement or document for a complete description of these matters.

You should read both this prospectus and any prospectus supplement together with the additional information under the heading “Incorporation of Certain Information by Reference” herein.

As used in this prospectus, unless otherwise indicated, “KDP,” “our company,” “we,” “us” and “our” refer to Keurig Dr Pepper Inc. and its consolidated subsidiaries, except in each case where otherwise indicated or the context otherwise requires.

ABOUT KEURIG DR PEPPER INC.

Keurig Dr Pepper Inc. is a leading beverage company in North America that manufactures, markets, distributes, and sells hot and cold beverages and single serve brewing systems. KDP has a broad portfolio of iconic beverage brands, including Dr Pepper, Canada Dry, Mott’s, A&W, Peñafiel, Snapple, 7UP, Green Mountain Coffee Roasters, GHOST, Clamato, Core Hydration, and The Original Donut Shop, as well as the Keurig brewing system. KDP’s beverage brands are some of the most recognized in North America, with significant consumer awareness levels and long histories that evoke strong emotional connections with consumers. KDP offers more than 125 owned, licensed, and partner brands, as well as powerful distribution capabilities.

KDP was created on July 9, 2018, through the combination of the business operations of Keurig Green Mountain, Inc., a leading producer of innovative single serve brewing systems and specialty coffee in the U.S. and Canada, and Dr Pepper Snapple Group, Inc., a company built over time through a series of strategic acquisitions that brought together iconic beverage brands in North America. Today, we trade on Nasdaq under the symbol “KDP.”

We are a Delaware corporation with our principal executive offices located at 6425 Hall of Fame Lane, Frisco, Texas 75034. Our telephone number at such address is (800) 527-7096, and our website is www.keurigdrpepper.com. Information contained on our website, other than the SEC reports specifically incorporated by reference herein, is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein and any free writing prospectus we have authorized contain or may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, in particular, statements about the impact of future events, future financial performance, plans, strategies, business combinations, expectations, prospects, competitive environment, regulation, labor matters, supply chain issues, tariffs or trade wars and related uncertainty, inflation, and availability of raw materials. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” or the negative of these terms or similar expressions. We have based these forward-looking statements on our current views with respect to future events and financial performance. Our actual financial performance could differ materially from those projected in the forward-looking statements due to the inherent uncertainty of estimates, forecasts and projections, as well as a variety of other risks, uncertainties and other factors, and our financial performance may be better or worse than anticipated. Given these uncertainties, you should not put undue reliance on any forward-looking statements.

Forward-looking statements represent our estimates and assumptions only as of the date on which they were made. We do not undertake any duty to update the forward-looking statements, and the estimates and assumptions associated with them, except to the extent required by applicable securities laws. All forward-looking statements in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein and any free writing prospectus we have authorized are qualified in their entirety by reference to the factors discussed in Item 1A under “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and our other filings with the SEC. These risk factors may not be exhaustive as we operate in a continually changing business environment with new risks emerging from time to time that we are unable to predict or that we currently do not expect to have a material adverse effect on our business. You should carefully read those reports in their entirety as they contain important information about our business and the risks we face. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” herein.

RISK FACTORS

Before you invest in the securities covered by this prospectus, you should carefully consider the factors discussed in Item 1A under “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and the applicable prospectus supplement and special notes regarding forward-looking statements included or incorporated by reference in this prospectus, together with all of the other information included in this prospectus, the applicable prospectus supplement and the documents we incorporate by reference. See “Incorporation of Certain Information by Reference” herein.

If any of the risks described in these reports or other documents were to materialize, our business, results of operations, cash flows, financial condition and prospects could be materially and adversely affected. In that case, our ability to make distributions to our stockholders or to pay interest on, or principal of, any debt securities issued by us, may be reduced, the trading prices of any of our publicly traded securities could decline and you could lose all or part of your investment.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes. Unless otherwise set forth in the prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling securityholder.

DESCRIPTION OF CAPITAL STOCK

The following description of the material terms of our capital stock is based upon our Amended and Restated Certificate of Incorporation (as amended and/or restated from time to time, the “Certificate of Incorporation”), our Amended and Restated By-Laws (as amended and/or restated from time to time, the “Bylaws”) and applicable provisions of law. We have summarized certain portions of the Certificate of Incorporation and Bylaws below. The summary is not complete. The Certificate of Incorporation and Bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. For more information as to how you can obtain a current copy of our Certificate of Incorporation and Bylaws, see “Where You Can Find More Information” herein.

GENERAL

Our authorized capital stock consists of 2,000,000,000 shares of common stock, par value $0.01 per share, and 15,000,000 shares of preferred stock, par value $0.01 per share. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of August 11, 2025, 1,358,437,901 shares of our common stock were issued and outstanding and held of record by approximately 7,251 holders, and no shares of our preferred stock were issued or outstanding.

COMMON STOCK

Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the common stockholders and there are no cumulative voting rights. Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by our board of directors out of funds legally available. If there is a liquidation, dissolution or winding up of our company, holders of our common stock will be entitled to share in our assets remaining after the payment of liabilities and any preferential rights of any outstanding preferred stock.

Holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

PREFERRED STOCK

Under the terms of our Certificate of Incorporation, our board of directors is authorized, subject to limitations prescribed by the Delaware General Corporation Law (“DGCL”), and by our Certificate of Incorporation, to issue preferred stock in one or more series without stockholder approval. Our board of directors has the discretion, subject to limitations prescribed by the DGCL and by our Certificate of Incorporation, to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

ANTI-TAKEOVER EFFECTS OF VARIOUS PROVISIONS OF DELAWARE LAW AND OUR CERTIFICATE OF INCORPORATION AND BYLAWS

Provisions of the DGCL and our Certificate of Incorporation and Bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise or to remove incumbent officers and directors. These provisions, summarized below, would be expected to discourage certain types of coercive takeover practices and takeover bids our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us will outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Board Vacancies to be Filled by Remaining Directors and Not Stockholders

Our Certificate of Incorporation and Bylaws provide that the entire board of directors will be elected annually; however, any vacancies, including any newly created directorships, on the board of directors will be filled by the affirmative vote of the majority of the remaining directors then in office, even if such directors constitute less than a quorum, or by the sole remaining director. Any director so chosen will hold office until the next election of directors and until his or her successor shall have been duly elected and qualified or until such director’s earlier death, resignation, retirement or removal. No decrease in authorized number of directors will shorten the term of any incumbent director.

Stockholder Action

Our Certificate of Incorporation and Bylaws preclude stockholders from calling special meetings and taking action or passing resolutions by written consent.

Advance Notice of Director Nominations and Stockholder Proposals

Our Bylaws contain advance notice procedures for stockholders to make nominations of candidates for election as directors or to bring other business before the annual meeting of stockholders. As specified in our Bylaws, director nominations and the proposal of business to be considered by stockholders may be made only pursuant to a notice of meeting, at the direction of the board of directors or by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures, requirements and disclosures that are set forth in our Bylaws. To be timely, a nomination of a director by a stockholder or notice for business to be brought before an annual meeting by a stockholder must be delivered to the secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding year’s annual meeting; provided, however, that in the event that the date of an annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, for notice by the stockholder to be timely, it must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the 10th day following the day on which notice of such annual meeting was mailed or public announcement of the date of such meeting is first made, whichever first occurs.

In the event a special meeting of stockholders is called for the purpose of electing one or more directors, any stockholder entitled to vote may nominate a person or persons as specified in our Bylaws, but only if the stockholder notice is delivered to the secretary at our principal executive offices not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (i) the 90th day prior to such special meeting and (ii) the 10th day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs.

Amendments to the Certificate of Incorporation and Bylaws

Our Certificate of Incorporation and Bylaws require an affirmative vote of two-thirds of the voting power of the outstanding shares to amend certain provisions of our Certificate of Incorporation or Bylaws, including the provisions relating to the ability of stockholders to call special meetings or act by written consent, the size of the board, filling vacancies on the board, indemnification of directors and officers, advance notice provisions and supermajority voting requirements.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” during the period of three years following the time the person becomes an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

No Cumulative Voting

The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our Certificate of Incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our Certificate of Incorporation contains such exculpation provisions for directors and includes provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of our company, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our Certificate of Incorporation also provides that we must indemnify and advance reasonable expenses to our directors and officers, subject to our receipt of an undertaking from the indemnified party as may be required under the DGCL. We are also expressly authorized to carry directors’ and officers’ insurance to protect our company, our directors, officers and certain employees for some liabilities.

The limitation of liability and indemnification provisions in our Certificate of Incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding against any of our directors, officers or employees for which indemnification is sought.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are generally available for future issuance without stockholder approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum Provision

Our Bylaws provide that unless we select or consent in writing to an alternative forum, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any derivative action or proceeding brought on behalf of us, any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of KDP to us or our stockholders, any action arising pursuant to any provision of the DGCL or any action asserting a claim governed by the internal affairs doctrine; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole exclusive forum for such action or proceeding shall be another state or federal court located in the State of Delaware, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. In addition, our Bylaws further provide that, unless we, in writing, select or consent to the selection of an alternative forum, the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act, to the fullest extent permitted by law, shall be the federal district courts of the United States of America. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of stock of KDP shall be deemed to have notice of and consented to the provisions of our forum selection provisions.

STOCK EXCHANGE LISTING

Our common stock is listed on The Nasdaq Stock Market LLC under the ticker symbol “KDP.”

TRANSFER AGENT AND REGISTRAR

Computershare Trust Company, N.A. (“Computershare”) is the transfer agent and registrar for our common stock.

DIRECT REGISTRATION SYSTEM

Our common stock is registered in book-entry form through the direct registration system. Under this system, ownership of our common stock is reflected in account statements periodically distributed to stockholders by Computershare, our transfer agent, who holds the book-entry shares on behalf of our common stockholders.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by us and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

Our debt securities, consisting of notes, debentures or other evidences of indebtedness, may be issued from time to time in one or more series pursuant to, in the case of senior debt securities, a senior indenture between us and U.S. Bank Trust Company, National Association, as trustee, dated as of March 7, 2024 (the “senior indenture”) and in the case of subordinated debt securities, a subordinated indenture to be entered into between us and a trustee to be named therein. To the extent any of the debt securities will be guaranteed (the “Subsidiary Guarantees”) by one or more of our subsidiaries (the “Subsidiary Guarantors”), the Subsidiary Guarantors guaranteeing such debt securities will enter into a supplemental indenture to the applicable indenture with us and the applicable trustee.

Because the following is only a summary of selected provisions of the indentures and the debt securities, it does not contain all information that may be important to you. This summary is not complete and is qualified in its entirety by reference to the base indentures and any supplemental indentures thereto or officers’ certificate or board resolution related thereto. We urge you to read the indentures because the indentures, not this description, define the rights of the holders of the debt securities. The senior indenture is filed as an exhibit to the registration of which this prospectus is a part, and the subordinated indenture will be substantially in the form incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The terms of the senior indenture may also be modified by future supplemental indentures. The terms of our debt securities will include those set forth in the indentures and those made a part of the indentures by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Unless we inform you otherwise in the prospectus supplement, “Senior Debt” will mean all of our indebtedness, including guarantees, unless the indebtedness states that it is not senior to the subordinated debt securities.

In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to “we,” “us” and “our” refer to Keurig Dr Pepper Inc. only and not to any of its subsidiaries.

GENERAL

We may issue debt securities under the indentures from time to time in one or more series. None of our indentures limit the amount of debt securities that may be issued under that indenture, and none of our indentures limit the amount of other unsecured debt or securities that we may issue. We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the date of original issuance and the offering price, and will be consolidated and form a single series with, such outstanding debt securities.

When we refer to “debt securities” or a “series of debt securities,” we mean, respectively, debt securities or a series of debt securities issued under the applicable indenture. When we refer to a prospectus supplement, we mean the prospectus supplement describing the specific terms of the applicable debt security. The terms used in a prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

The senior debt securities will constitute our senior unsecured indebtedness and will rank equally in right of payment with all of our other unsubordinated indebtedness and senior in right of payment to all of our subordinated indebtedness outstanding from time to time. The senior debt securities will be effectively junior to any secured indebtedness we may have with respect to the assets securing that indebtedness. The subordinated debt securities will constitute our unsecured and subordinated obligations and will rank junior in right of payment to all of our senior indebtedness and may rank equally with or senior to other subordinated indebtedness we may issue from time to time.

The debt securities will be obligations of Keurig Dr Pepper Inc., which is a holding company with no material operating assets, other than the stock of its subsidiaries and loans to subsidiaries. All of Keurig Dr Pepper Inc.’s revenue and cash flow is generated through its subsidiaries. Accordingly, Keurig Dr Pepper Inc.’s ability to make payments on its indebtedness, including the debt securities, and to fund its other obligations is dependent not only on the ability of its subsidiaries to generate cash, but also on the ability of its subsidiaries to distribute cash to it in the form of interest and principal payments on loans due to us, dividends, fees, interest, loans or otherwise. In addition, any debt securities will be structurally subordinated to all liabilities of Keurig Dr Pepper Inc.’s subsidiaries that do not guarantee the debt securities (excluding any amounts owed by such subsidiaries to us). Claims of creditors of Keurig Dr Pepper Inc.’s subsidiaries that do not guarantee the debt securities generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of Keurig Dr Pepper Inc.’s creditors, including holders of any debt securities. Accordingly, any debt securities will be structurally subordinated to creditors, including trade creditors and preferred stockholders, if any, of such subsidiaries.

The senior indenture does not, and, unless we inform you otherwise in the prospectus supplement, the subordinated indenture will not contain any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction or upon a change of control. In addition, the senior indenture does not, and, unless we inform you otherwise in the prospectus supplement, the subordinated indenture will not contain provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	whether the debt securities will be senior or subordinated debt securities;

•	whether the debt securities will be guaranteed by any of our subsidiaries and, if so, the names of the Subsidiary Guarantors;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•

whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders and the name of the depositary for the debt securities, if other than The Depository Trust Company (“DTC”), and any circumstances under which the holder may request securities in non-global form, if we choose not to issue the debt securities in book-entry form only;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which any such interest will accrue, the interest payment dates on which any such interest will be payable and the record dates for any such interest payments;

•	whether and under what circumstances we will pay any additional amounts with respect to the debt securities;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment (including defeasance or satisfaction and discharge);

•	any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities;

•	the denominations in which we will issue the debt securities if other than $2,000 and integral multiples of $1,000 in excess thereof;

•	whether payments on the debt securities will be payable in foreign currency or another form and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	whether the provisions described below under the heading “—Defeasance and Discharge” apply to the debt securities;

•	any changes or additions to the events of default or covenants (including the definitions) described in this prospectus;

•	any restrictions or other provisions relating to the transfer or exchange of debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities;

•	with respect to the subordinated indenture, any changes to the subordination provisions for the subordinated debt securities; and

•	any other terms of the debt securities, whether in addition to, or by modification or deletion of, the terms described herein.

We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these debt securities, we will describe in the prospectus supplement any material U.S. federal income tax consequences and other special considerations.

If we sell any of the debt securities for any foreign currency or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency.

CONSOLIDATION, MERGER OR SALE OF ASSETS

We will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our assets to any person or persons in a single transaction or through a series of transactions, unless:

•

we are the successor or continuing entity or, if we are not the successor or continuing person, the resulting, surviving or transferee person (the “surviving entity”) is a company organized and existing under the laws of the United States, any State thereof or the District of Columbia that expressly assumes all of our obligations under the debt securities and the indenture pursuant to a supplemental indenture executed and delivered to the trustee;

•	immediately after giving effect to such transaction or series of transactions, no event of default has occurred and is continuing; and

•

we or the surviving entity will have delivered to the trustee an officers’ certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with the indenture.

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of our assets occurs in accordance with the applicable indenture, the surviving entity will succeed to, and be substituted for, and may exercise every right and power of KDP under the applicable indenture with the same effect as if such surviving entity had been named as KDP. We will (except in the case of a lease) be discharged from all obligations and covenants under the applicable indenture and any debt securities issued thereunder.

Notwithstanding the foregoing, we may merge or consolidate into or with any of our subsidiaries.

SUBSIDIARY GUARANTEES

If specified in the prospectus supplement, one or more Subsidiary Guarantors will guarantee the debt securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the Subsidiary Guarantee of the Subsidiary Guarantors with respect to that series of debt securities.

Subject to the limitations described below and in the applicable prospectus supplement, the applicable Subsidiary Guarantors will, jointly and severally, fully, unconditionally and irrevocably guarantee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, interest and additional amounts, if any, on the debt securities and all of our other monetary obligations under the indentures.

The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law.

In the case of subordinated debt securities, a Subsidiary Guarantor’s Subsidiary Guarantee will be subordinated in right of payment to the Senior Debt of such Subsidiary Guarantor on the same basis as the subordinated debt securities are subordinated to our Senior Debt. No payment will be made by any Subsidiary Guarantor under its Subsidiary Guarantee during any period in which payments by us on the subordinated debt securities are suspended by the subordination provisions of the subordinated indenture.

Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee will be entitled upon payment in full of all guaranteed obligations under the indenture to contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment.

If a Subsidiary Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor’s liability on its Subsidiary Guarantee could be reduced to zero.

The Subsidiary Guarantee of a Subsidiary Guarantor will be automatically and unconditionally released and discharged, without the consent of the holders of our debt securities, and no further action by us, any Subsidiary Guarantor or the trustee shall be required for such release (unless we shall notify the trustee in writing that no release and discharge shall occur as a result thereof) upon:

•

the sale or other disposition (including by way of consolidation or merger) of such Subsidiary Guarantor to a person or entity other than us or any of our subsidiaries as permitted by the indenture; or

•

our exercise of our legal defeasance option under “—Defeasance and Discharge” or the discharge of our obligations under the applicable indenture in accordance with the terms of the applicable indenture.

EVENTS OF DEFAULT

Unless we inform you otherwise in the prospectus supplement, the following are events of default with respect to a series of debt securities:

•

our failure to pay any installment of interest on or any additional amounts with respect to any debt security of that series when due and such default continues for 30 days or longer, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the subordinated indenture;

•

our failure to pay the principal of or any premium on any debt security of that series when due, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the subordinated indenture;

•	our failure to comply with the covenant prohibiting certain consolidations, mergers and sales of assets;

•

our failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities of that series issued under that indenture;

•

our failure to deposit any sinking fund payment, when due, in respect of any debt security of that series, whether or not, in the case of subordinated debt securities, such deposit is prohibited by the subordination provisions of the subordinated indenture;

•

if any Subsidiary Guarantor has guaranteed the debt securities of such series, the Subsidiary Guarantee of any such Subsidiary Guarantor is held to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the applicable indenture) or any Subsidiary Guarantor or any person acting on behalf of any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor’s obligations under its Subsidiary Guarantee (other than by reason of a release of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of the applicable indenture);

•	specified events involving bankruptcy, insolvency or reorganization of KDP or certain of its significant subsidiaries; and

•	any other event of default provided for in that series of debt securities.

We may change, eliminate or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement. A default under one series of debt securities will not necessarily be a default under any other series.

If an event of default relating to certain events of our bankruptcy or insolvency occurs, all then outstanding debt securities of that series will become due and payable immediately without further action or notice. If any other event of default for any series of debt securities occurs and is continuing, the trustee may and, at the written direction of the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, shall declare all of those debt securities to be due and payable immediately by notice in writing to us and, in case of a notice by holders, also to the trustee specifying the respective event of default and that it is a notice of acceleration.

Subject to certain limitations, holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the trustee in its exercise of any trust or power with respect to that series. The trustee may withhold from holders of the debt securities of any series notice of any continuing default or event of default for such series if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interest of the holders of debt securities of the applicable series, except a default or event of default relating to the payment of principal, interest, premium or additional amounts, if any.

Subject to the provisions of the applicable indenture relating to the duties of the trustee, in case an event of default for any series occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of debt securities of that series unless such holders have offered to the trustee indemnity and/or security against loss, liability or expense satisfactory to the trustee in its sole discretion. Except to enforce the right to receive payment of principal, premium or additional amounts, if any, or interest when due, no holder of debt securities of a series may pursue any remedy with respect to the indenture or the debt securities unless:

•	such holder has previously given the trustee notice that an event of default is continuing with respect to that series;

•	holders of at least 25% in aggregate principal amount of the debt securities of that series have requested the trustee to pursue the remedy;

•	such holders have offered the trustee security and/or indemnity satisfactory to it against any loss, liability or expense;

•	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security and/or indemnity; and

•	holders of a majority in aggregate principal amount of the debt securities of that series have not given the trustee a direction inconsistent with such request within such 60-day period.

Holders of a debt security are entitled at any time, however, to bring a lawsuit for the payment of money due on a debt security on or after its stated maturity (or, if a debt security is redeemable, on or after its redemption date).

The holders of a majority in aggregate principal amount of the debt securities of any series by written notice to the trustee may, on behalf of the holders of all of the debt securities of that series, rescind an acceleration or waive any existing default or event of default for such series and its consequences under the indenture except a continuing default or event of default in the payment of interest, premium or additional amounts on, or the principal of, the debt securities. With respect to subordinated debt securities, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described below under “—Subordination.”

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request for the trustee and how to declare or cancel an acceleration of the maturity.

We are required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any default or event of default, we are required within five business days to deliver to the trustee a statement specifying such default or event of default.

SUBORDINATION

Under the subordinated indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt. Unless we inform you otherwise in the prospectus supplement, we may not make any payment of principal of or any premium or interest on the subordinated debt securities if:

•	we fail to pay the principal, interest or premium on any Senior Debt when due; or

•

any other event of default (a “non-payment default”) occurs with respect to any Senior Debt that we have designated, if the non-payment default allows the holders of that Senior Debt to accelerate the maturity of the Senior Debt they hold.

Unless we inform you otherwise in the prospectus supplement, a non-payment default will prevent us from paying the subordinated debt securities only for up to 179 days after holders of the designated Senior Debt give the trustee for the subordinated debt securities notice of the non-payment default.

The subordination will not affect our obligation, which will be absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination will not prevent the occurrence of any default under the subordinated indenture.

Unless we inform you otherwise in the prospectus supplement, the subordinated indenture will not limit the amount of Senior Debt that we may incur. As a result of the subordination of the subordinated debt securities, if we become insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

MODIFICATION AND WAIVER

Except as provided below and in the applicable indenture, each indenture and the debt securities issued under each indenture may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of each series affected by the change voting as separate classes for this purpose, and any existing default or event of default or compliance with any provision of the indenture or the debt securities may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding debt securities of each series affected by the waiver, voting as separate classes for this purpose, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series.

Without the consent of each holder of debt securities of the series affected, an amendment, supplement or waiver may not (with respect to any debt securities of such series held by a non-consenting holder):

•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the principal of any debt security or change its stated maturity, or alter the provisions relating to the redemption or repurchase of any debt securities;

•	reduce the rate of or change the time for payment of interest on any debt security;

•

waive a default or event of default in the payment of principal of, or interest or premium, or any additional amounts, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make payments on any debt security payable in currency other than as originally stated in the debt security;

•

make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of debt securities to receive payments of principal of, or interest or premium, if any, on the debt securities;

•	waive a redemption payment with respect to any debt securities;

•	impair a holder’s right to sue for payment of any amount due on its debt security;

•	release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture;

•	make any change in the preceding amendment, supplement and waiver provisions; or

•	with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security,

in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series.

We may not amend the subordinated indenture to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of Senior Debt then outstanding who would be adversely affected (or the group or representative thereof authorized or required to consent thereto pursuant to the instrument creating or evidencing, or pursuant to which there is outstanding, such Senior Debt), except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series. In addition, we may not modify the subordination provisions of the indenture related to subordinated debt securities in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of each affected series then outstanding, voting as separate classes, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.

We, any Subsidiary Guarantor and the trustee may supplement or amend each indenture or the debt securities without notice to or the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

•	to cure any ambiguity, defect or inconsistency;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to establish the form or terms of debt securities of any series as permitted by the indenture;

•

to provide for the assumption of our or any Subsidiary Guarantor’s obligations to holders of debt securities in the case of a merger or consolidation or sale of all or substantially all of our or any Subsidiary Guarantor’s properties or assets, as applicable;

•	to make any change that would provide any additional rights or benefits to the holders of debt securities or that does not adversely affect the legal rights under the indenture of any such holder;

•	to comply with requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act;

•

to add to our or any Subsidiary Guarantor’s covenants for the benefit of the holders of all or any series of debt securities, or to surrender any right or power herein conferred upon us or any Subsidiary Guarantor;

•	to add additional events of default with respect to all or any series of debt securities;

•

to change or eliminate any of the provisions of the indenture, provided that any such change or elimination will become effective only when there is no outstanding debt security of any series created prior to the execution of such amendment or supplemental indenture that is adversely affected in any material respect by such change in or elimination of such provision;

•

to supplement any provision of the indenture to permit or facilitate the defeasance and discharge of any series of debt securities so long as any action does not adversely affect the interest of holders of securities of that or any other series in any material respect;

•	to add any Subsidiary Guarantor with respect to any series of debt securities or release any Subsidiary Guarantor, in each case pursuant to the terms of the indenture;

•	to secure the debt securities;

•	to evidence and provide for the acceptance under the indenture of a successor trustee, each as permitted under the indenture; or

•

to conform the text of the indenture or any debt securities to the description thereof in any prospectus or prospectus supplement of KDP with respect to the offer and sale of such debt securities, to the extent that such provision is inconsistent with a provision of the indenture or the debt securities, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series.

SPECIAL RULES FOR ACTION BY HOLDERS

Only holders of outstanding debt securities of the applicable series will be eligible to take any action under the applicable indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction with respect to debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. Any debt securities owned by us or any of our affiliates or surrendered for cancellation or for payment or redemption of which money has been set aside in trust are not deemed to be outstanding. Any required approval or waiver must be given by written consent.

In some situations, we may follow special rules in calculating the principal amount of debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

DEFEASANCE AND DISCHARGE

Defeasance

When we use the term defeasance, we mean discharge from some or all of our obligations under an indenture. If we deposit with the trustee under an indenture any combination of money or government securities sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”); or

•

we will no longer have any obligation to comply with specified restrictive covenants with respect to the debt securities of that series and other specified covenants under the applicable indenture, and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of that series will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities will also survive. Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes and that the holders would be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

Satisfaction and Discharge

An indenture will be discharged and will cease to be of further effect with respect to the debt securities of a series issued under that indenture, except for our obligation to register the transfer of and exchange debt securities of that series, when:

•	either:

•

all debt securities of that series that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the trustee for cancellation; or

•

all debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year, and we or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable government securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the debt securities of that series not delivered to the trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

•

no default or event of default has occurred and is continuing on the date of the deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which we or any subsidiary is a party or by which we or any subsidiary is bound;

•	we or any Subsidiary Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

•

we have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the debt securities at maturity or on the redemption date, as the case may be.

In addition, we must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

GOVERNING LAW

New York law will govern the indentures and the debt securities.

THE TRUSTEE

U.S. Bank Trust Company, National Association is the trustee under the senior indenture. We may have normal banking relationships with the trustee under the senior indenture in the ordinary course of business. The trustee for the subordinated indenture, if applicable, will be named in the applicable prospectus supplement.

If the trustee becomes a creditor of KDP or any Subsidiary Guarantor, the applicable indenture will limit the right of the trustee to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) after a default has occurred and is continuing, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign. The holders of a majority in aggregate principal amount of debt securities of a particular series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to that series, subject to certain exceptions. The senior indenture provides and the subordinated indenture will provide that in case an event of default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holder of debt securities, unless such holder has offered to the trustee indemnity and/or security against loss, liability or expense satisfactory to the trustee in its sole discretion.

PAYMENTS AND PAYING AGENTS

Unless we inform you otherwise in a prospectus supplement, we will make payments on the debt securities in U.S. dollars at the corporate trust office of the trustee and any paying agent. At our option, however, payments may be made by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment. We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive payments will be governed by the rules and practices of the depositary and its participants.

Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day with the same force and effect as if made on such interest payment date, and no additional interest will accrue solely as a result of such delayed payment. For these purposes, unless we inform you otherwise in a prospectus supplement, a “business day” is any day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or another place of payment on the debt securities of that series are authorized or required by law to close. Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of one year after the amount is due to a holder will be repaid to us. After that one-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

REDEMPTION OR REPAYMENT

If there are any provisions regarding redemption or repayment applicable to a debt security, we will describe them in the applicable prospectus supplement.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

NOTICES

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

BOOK-ENTRY; DELIVERY AND FORM

Unless we inform you otherwise in the prospectus supplement, any debt securities will be issued in registered, global form (“global debt securities”). The global debt securities will be deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below. Except as set forth below, the global debt securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global debt securities may not be exchanged for definitive debt securities in registered certificated form (“certificated debt securities”) except in the limited circumstances.

Transfers of beneficial interests in the global debt securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•

the designation, number and terms of the debt securities, common stock, preferred stock or other securities purchasable upon exercise of the warrants, and procedures by which those numbers may be adjusted;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the transferability, exchange or exercise of such warrants.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	directly to purchasers;

•	to underwriters for public offering and sale by them;

•	through agents or dealers to purchasers; or

•	through a combination of any of these methods.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement. Securities may also be resold by one or more selling securityholders pursuant to the terms described herein.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

SALE THROUGH UNDERWRITERS OR DEALERS

If we use underwriters in the sale of securities, we will execute an underwriting agreement with the underwriters at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriters will use to make resales of securities to the public. The underwriters will acquire the securities for their own account, and the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The obligations of the underwriters to purchase the securities will be subject to conditions, and any underwritten offering may be on a best efforts or a firm commitment basis. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

SALES THROUGH AGENTS

We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

DIRECT SALES

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may use electronic media, including the Internet, to sell offered securities directly.

DELAYED DELIVERY OR FORWARD CONTRACTS

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers to purchase securities from us at the public offering price set forth in the prospectus under delayed delivery or forward contracts. These contracts would provide for payment and delivery on a specified date in the future at prices determined as described in the prospectus supplement. The prospectus supplement would describe the commission payable for solicitation of those contracts.

REMARKETING

We may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act.

DERIVATIVE TRANSACTIONS

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in these sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

GENERAL INFORMATION

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers.

We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make because of those liabilities. Agents, dealers and underwriters, or their affiliates or associates, may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses. Each series of offered securities will be a new issue and, other than the common stock, which is listed on the Nasdaq, will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you as to the liquidity of, or the trading market for, any of our offered securities.

In connection with an offering, certain persons participating in the offering may make a market in the securities or engage in transactions that stabilize, maintain or otherwise affect the market price of the offered securities. This may include, among other transactions, over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. As a result, the price of the securities may be higher than the price that might otherwise prevail in the open market. If these activities are commenced, these transactions may be discontinued at any time.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available at the website maintained by the SEC at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours or one of our subsidiaries, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and all of its exhibits through the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows information to be “incorporated by reference” into this prospectus, which means that important information can be disclosed to you by referring you to another document filed separately by us with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the following documents (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2024;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025;

•

our Current Reports on Form 8-K filed with the SEC on January 3, 2025, January  13, 2025, February  11, 2025, February  28, 2025, March  31, 2025, April  25, 2025, April  30, 2025, May  5, 2025, May  21, 2025 and June 23, 2025;

•

the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 25, 2025, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2024; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 18, 2020, including any amendments or supplements thereto.

In addition, all documents that we file with the SEC on or after the date hereof under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules) will be incorporated by reference until the offering or offerings to which this prospectus relates are completed.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC as described under the heading “Where You Can Find More Information” above. You may also request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this document), at no cost by visiting our Investor Relations website at http://investors.keurigdrpepper.com or by writing or calling us at the following address and telephone number:

Keurig Dr Pepper Inc.

6425 Hall of Fame Lane,

Frisco, Texas 75034

Attn: Investor Relations

Telephone: (800) 527-7096

Information contained on our website, other than the SEC reports specifically incorporated by reference herein, is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

LEGAL MATTERS

Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York, will pass on the validity of the securities offered by this prospectus. Polsinelli PC, will issue an opinion about certain New Jersey and Texas law matters in connection with the securities offered by this prospectus. Any underwriters, dealers or agents will be advised about legal matters relating to any offering by their own legal counsel, which will be named in the related prospectus supplement.

EXPERTS

The financial statements of Keurig Dr Pepper Inc. incorporated by reference in this Prospectus, and the effectiveness of Keurig Dr Pepper Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

$2,000,000,000

Common Stock

Joint Book-Running Managers

(in alphabetical order)

Goldman Sachs & Co. LLC	Morgan Stanley

The date of this prospectus supplement is    , 2026